Exhibit 99.(h)(7)(iii)

Schedule B

Dated July 9, 2014
To The
Expense Limitation Agreement
Dated July 29, 2013
Between
Touchstone Strategic Trust and Touchstone Advisors, Inc.

FYE 6/30
Touchstone Capital Growth Fund	A	1.25%	October 30, 2014
	C	2.00%	October 30, 2014
	Y	1.00%	October 30, 2014
	Institutional	0.90%	October 30, 2014
Touchstone International Small Cap	A	1.55%	October 30, 2014
	C	2.30%	October 30, 2014
	Y	1.30%	October 30, 2014
	Institutional	1.18%	October 30, 2014
Touchstone Large Cap Fund	A	1.12%	July 9, 2015
	C	1.87%	July 9, 2015
	Y	0.87%	July 9, 2015
	Institutional	0.77%	July 9, 2015
Touchstone Small Cap Value Opportunities Fund	A	1.50%	October 30, 2014
	C	2.25%	October 30, 2014
	Y	1.25%	October 30, 2014
	Institutional	1.10%	October 30, 2014
Touchstone Value Fund	A	1.08%	October 30, 2014
	C	1.83%	October 30, 2014
	Y	0.83%	October 30, 2014
	Institutional	0.68%	October 30, 2014

This Schedule B to the Expense Limitation Agreement is hereby executed as of the date first set forth above.

TOUCHSTONE STRATEGIC TRUST

By:	/s/ Terrie Wiedenheft

TOUCHSTONE ADVISORS, INC.

By:	/s/ Terrie Wiedenheft

By:	/s/ Tim Paulin